Exhibit 10.1

INCENTIVE STOCK OPTION AWARD AGREEMENT

pursuant to the

2010 LONG-TERM INCENTIVE PLAN

OF

CHINA PHARMA HOLDINGS, INC

* * * * *

Optionee: Gene Michael Bennett

Grant Date: September 9, 2021

Per Share Exercise Price: $1.47

Number of Option Shares subject to this Option: 65,000

* * * * *

THIS INCENTIVE OPTION AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between China Pharma Holdings, Inc., a Nevada corporation (the “Company”), and the Optionee specified above, pursuant to the 2010 Long-Term Incentive Plan of the Company, as in effect and as amended from time to time (the “Plan”); and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the incentive stock option provided for herein to the Optionee.

NOW, THEREFORE, in consideration of the mutual covenants and premises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the grant of the option hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto under the Plan. The Optionee hereby acknowledges receipt of a true copy of the Plan and that the Optionee has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2. Grant of Option. The Company hereby grants to the Optionee, as of the Grant Date specified above, an incentive stock option (this “Option”) to acquire from the Company at the Per Share Exercise Price specified above the aggregate number of shares of the Common Stock specified above (the “Option Shares”). This Option is to be treated as (and is intended to qualify as) an incentive stock option within the meaning of Section 422 of the Code.

3. No Dividends Equivalents. The Optionee shall not be entitled to receive a cash payment in respect of the Option Shares underlying this Option on any dividend payment date for the Common Stock.

4. Exercise of this Option.

4.1	Unless otherwise provided in Section 4.4 below or determined by the Committee, this Option shall become exercisable in accordance with and to the extent provided by the terms and provisions of Section 6.6 of the Plan.

4.2	Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, this Option shall expire and shall no longer be exercisable after the expiration of three years from the Grant Date (the “Option Period”).

4.3	In no event shall this Option be exercisable for a fractional share of Common Stock.

4.4	This Option shall vest and become exercisable on the Grant Date.

5. Method of Exercise and Payment. This Option shall be exercised by the Optionee by delivering to the Chief Executive Officer of the Company or her designated agent on any business day (the “Exercise Date”) a written notice, in such manner and form as may be required by the Company, specifying the number of the Option Shares the Optionee then desires to acquire (the “Exercise Notice”). The Exercise Notice shall be accompanied by payment of the aggregate Per Share Exercise Price for such number of the Option Shares to be acquired upon such exercise. Such payment shall be made in the manner set forth in Section 6.5 of the Plan.

6. [Reserved.]

7. Non-transferability. This Option, and any rights or interests therein, shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way at any time by the Optionee (or any beneficiary(ies) of the Optionee), other than by testamentary disposition by the Optionee or the laws of descent and distribution. This Option shall not be pledged, encumbered or otherwise hypothecated in any way at any time by the Optionee (or any beneficiary(ies) of the Optionee) and shall not be subject to execution, attachment or similar legal process. Any attempt to sell, exchange, pledge, transfer, assign, encumber or otherwise dispose of or hypothecate this Option, or the levy of any execution, attachment or similar legal process upon this Option, contrary to the terms of this Agreement and/or the Plan shall be null and void and without legal force or effect. This Option shall be exercisable during the Optionee’s lifetime only by the Optionee. Notwithstanding the foregoing, the Optionee may transfer all or some of this Option to (A) the Optionee’s spouse, children or grandchildren (“Immediate Family Members”), (B) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (C) other parties approved by the Committee in its absolute discretion. Following any such transfer, this Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

8. Entire Agreement; Amendment. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Board or the Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan; provided, however, that no such modification or amendment shall materially adversely affect the rights of the Optionee under this Option without the consent of the Optionee. The Company shall give written notice to the Optionee of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof. This Agreement may also be modified or amended by a writing signed by both the Company and the Optionee.

9. Notices. Any Exercise Notice or other notice which may be required or permitted under this Agreement shall be in writing, and shall be delivered in person or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows.

9.1 If such notice is to the Company, to the attention of the Chief Executive Officer of the Company at Second Floor, No. 17, Jinpan Road, Haikou, Hainan Province, China 570216, or at such other address as the Company, by notice to the Optionee, shall designate in writing from time to time.

9.2 If such notice is to the Optionee, at his or her address as shown on the Company’s records, or at such other address as the Optionee, by notice to the Company, shall designate in writing from time to time.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws thereof.

11. Compliance with Laws. The issuance of this Option (and the Option Shares upon exercise of this Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue this Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements.

12. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Optionee shall not assign any part of this Agreement without the prior express written consent of the Company.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

14. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

15. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

16. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Optionee has hereunto set her hand, all as of the Grant Date specified above.

CHINA PHARMA HOLDINGS, INC.

By:
Name: Zhilin Li
Title: President & Chief Executive Officer

Gene Michael Bennett